George R. Aldhizer, Jr.

Donald E. Showalter

Glenn M. Hodge

M. Bruce Wallinger

Douglas L. Guynn

Gregory T. St. Ours

Charles F. Hilton

Daniel L. Fitch

Thomas E. Ullrich

Carolyn Madden Perry

Marshall H. Ross

G. Chris Brown

Phillip C. Stone, Jr.

Cathleen P. Welsh

WHARTON ALDHIZER & WEAVERPLC

ATTORNEYS AT LAW

100 SOUTH MASON STREET

P. O. BOX 20028

HARRISONBURG, VIRGINIA 22801-7528

TELEPHONE

HARRISONBURG (540) 434-0316

STAUNTON (540) 885-0199

FAX (540) 434-5502

WRITER'S DIRECT DIAL: (540) 438-5360

WRITER'S E-MAIL: PSTONEJ@WAWLAW.COM

G. Rodney Young, II

Mark W. Botkin

Stephan W. Milo

Jennifer E. Shirkey

Jared L. Burden

Lucy V. Ivanoff

Brian K. Brake

Martha J. Damon

Walter P. Sowers, II

Cathy Jackson Leitner

Dana R. Cormier

Lisa N. Spellman

Humes J. Franklin, III

Matthew W. Light

November 27, 2002

Premier Community Bankshares, Inc.

4095 Valley Pike

Winchester, VA 22602

Dear Sirs:

                In connection with the registration on Form S-8 (the Registration Statement), under the Securities Act of 1933, as amended (the "Act") of 650,125 shares of common stock, $1 par value, of Premier Community Bankshares, Inc. (the "Company"), which may be issued pursuant to the terms of the Company's 2002 Long Term Incentive Plan (the "Plan"), we hereby advise you that, in our opinion, upon issuance pursuant to the terms of the Plan, the shares of common stock which may be issued pursuant thereto will be validly issued, fully paid and non-assessable.

                We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.

                                                                            Very truly yours,

                                                                            WHARTON, ALDHIZER & WEAVER, PLC

                                                                            By:                   /S/

                                                                                        Phillip C. Stone, Jr.